Exhibit 10.1

SIXTH AMENDMENT TO CREDIT AGREEMENT

This SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of August 9, 2018, is entered into by and among INTERCONTINENTAL EXCHANGE, INC., a Delaware corporation (the “Borrower”), the Lenders (as hereinafter defined) party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent.

RECITALS

A.       The Borrower, the several lenders from time to time party thereto (the “Lenders”), and the Administrative Agent are party to the Credit Agreement, dated as of April 3, 2014 (as amended by the First Amendment to Credit Agreement, dated as of May 15, 2015, the Second Amendment to Credit Agreement, dated as of November 9, 2015, the Third Amendment to Credit Agreement, dated as of November 13, 2015, the Fourth Amendment to Credit Agreement, dated as of August 18, 2017, and the Fifth Amendment to Credit Agreement, dated as of August 18, 2017, the “Credit Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement as amended by this Amendment.

B.       The Borrower has requested that the Lenders amend the Credit Agreement and the Lenders are willing to consent to such amendments to the Credit Agreement on the terms and subject to conditions set forth herein.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

Effective upon the Sixth Amendment Effective Date (as hereinafter defined), the Credit Agreement is hereby amended as follows:

(a)           The following definitions are hereby inserted in Section 1.1 of the Credit Agreement in proper alphabetical order:

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Replacement Rate” has the meaning assigned thereto in Section 2.15(h).

“Sixth Amendment” means that certain Sixth Amendment to Credit Agreement, dated as of August 9, 2018, among the Borrower, the Administrative Agent and the Lenders party thereto.

“Sixth Amendment Consenting Lender” means, as of any date of determination, (a) each Lender that was a Lender immediately prior to the Sixth Amendment Effective Date and that has delivered an executed counterpart to the Sixth Amendment or has otherwise provided in writing its consent to the Sixth Amendment and (b) any Person that becomes a Lender on or after the Sixth Amendment Effective Date, or in connection with the Sixth Amendment, whether pursuant the terms of the Sixth Amendment, Section 2.18(a), Section 2.20, Section 10.6 hereof or otherwise.

“Sixth Amendment Effective Date” means August 9, 2018.

“Sixth Amendment Non-Consenting Lender” means, as of any date of determination, each Lender that was a Lender immediately prior the Sixth Amendment Effective Date and is not a Sixth Amendment Consenting Lender.

(b)           The following definitions in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety as follows:

“Base Rate” means the highest of (i) the per annum interest rate publicly announced from time to time by Wells Fargo in Charlotte, North Carolina, to be its prime rate (which may not necessarily be its lowest or best lending rate), as adjusted to conform to changes as of the opening of business on the date of any such change in such prime rate, (ii) the Federal Funds Rate plus 0.5% per annum, as adjusted to conform to changes as of the opening of business on the date of any such change in the Federal Funds Rate, and (iii) subject to the implementation of a Replacement Rate in accordance with Section 2.15(h), the LIBOR Rate for an interest period of one month plus 1.00%, as adjusted to conform to changes as of the opening of business on the date of any such change of such LIBOR Rate.

“Final Maturity Date” means the fifth anniversary of the Sixth Amendment Effective Date; provided, however, that, if such date is not a Business Day, then the Final Maturity Date shall be the immediately preceding Business Day.

“LIBOR Market Index Rate” means, for any date, means, subject to the implementation of a Replacement Rate in accordance with Section 2.15(h), the rate for one month deposits in the applicable Currency as published by ICE Benchmark Administration Limited, a United Kingdom company (or a comparable or successor quoting service which is approved by the Administrative Agent, in consultation with the Borrower) as of 11:00 a.m. London time, on such day, or if such day is not a London Banking Day, then the immediately preceding London Banking Day. If, for any reason, such rate is not so published, then the LIBOR Market Index Rate shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which U.S. Dollar deposits would be offered by first class banks (as determined in consultation with the Borrower) in the London interbank market to the Administrative Agent at approximately 11:00 a.m., London time, on such date of determination for delivery on the date in question for a one month term.

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“LIBOR Rate” means, subject to the implementation of a Replacement Rate in accordance with Section 2.15(h):

(i)       with respect to each LIBOR Loan denominated in any Currency (other than Canadian Dollars) comprising part of the same Borrowing for any Interest Period, an interest rate per annum obtained by dividing (A) (y) the London Interbank Offered Rate as published by ICE Benchmark Administration Limited, a United Kingdom company (or a comparable or successor quoting service which is approved by the Administrative Agent, in consultation with the Borrower) for deposits denominated in such Currency or (z) if such rate is not so published, the rate of interest determined by the Administrative Agent to be the rate or the arithmetic mean of rates at which deposits in such Currency in immediately available funds are offered to first-tier banks (as determined in consultation with the Borrower) in the London interbank Eurodollar market, in each case under (y) and (z) above at approximately 11:00 a.m., London time, two Business Days prior to the first day of such Interest Period for a period substantially equal to such Interest Period, by (B) the amount equal to 1.00 minus the Reserve Requirement (expressed as a decimal) for such Interest Period; and

(ii)       with respect to each LIBOR Loan denominated in Canadian Dollars comprising part of the same Borrowing for any Interest Period, an interest rate per annum determined by the Administrative Agent on the basis of an average rate applicable to Canadian Dollar bankers’ acceptances having a maturity comparable to the applicable Interest Period appearing on the “Reuters Screen CDOR Page” (as defined in the International Swap Dealer Association, Inc.’s definitions), or other commercially available source providing quotations of such rate as selected by the Administrative Agent, in consultation with the Borrower, from time to time, at approximately 10:00 a.m., Toronto time, on the first day of such Interest Period (or if such day is not a Business Day, then on the immediately preceding Business Day); provided that if, for any reason, such rate does not appear on the Reuters Screen CDOR Page on such day, then the “LIBOR Rate” on such day for any LIBOR Loan denominated in Canadian Dollars shall be calculated as the rate (rounded upwards to the nearest basis point) quoted by The Toronto-Dominion Bank (or its successors or assigns or such other bank listed in Schedule I to the Bank Act (Canada) as the Administrative Agent may from time to time designate) as its discount rate for the purchase of Canadian Dollar bankers’ acceptances in an amount substantially equal to such LIBOR Loan with a term comparable to such Interest Period at approximately 10:00 a.m., Toronto time, on the first day of such Interest Period (or if such day is not a Business Day, then on the immediately preceding Business Day); and

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(iii)       for any interest rate calculation with respect to a Base Rate Loan, the rate of interest per annum determined on the basis of the London Interbank Offered Rate for U.S. Dollar deposits for delivery on the date in question for a one month term beginning on that date as published by ICE Benchmark Administration Limited, a United Kingdom company (or other commercially available source providing quotations of such rate as selected by the Administrative Agent, in consultation with the Borrower, from time to time) at approximately 11:00 a.m., London time, on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day. If, for any reason, such rate is not so published, then “LIBOR” for such Base Rate Loan shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which U.S. Dollar deposits would be offered by first class banks (as determined in consultation with the Borrower) in the London interbank market to the Administrative Agent at approximately 11:00 a.m., London time, on such date of determination for delivery on the date in question for a one month term.

Notwithstanding the foregoing, (x) if any determination of any rate described in this definition would result in the LIBOR Rate being less than zero, then such rate shall be deemed to be zero and (y) unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 2.15(h), in the event that a Replacement Rate with respect to the LIBOR Rate is implemented, then all references herein to LIBOR Rate shall be deemed references to such Replacement Rate.

Each of the Administrative Agent and the Lenders acknowledges and agrees that (1) as of the date hereof, ICE Benchmark Administration Ltd. is a subsidiary of the Borrower, and (2) neither the Administrative Agent nor any Lender, solely in their respective capacities as such under this Agreement, shall have any direct claim under this Agreement against the Borrower on account of any action taken by ICE Benchmark Administration Ltd. in its capacity as a provider of any quotations or rates referred to this definition.

“Maturity Date” means (a) with respect to each Sixth Amendment Consenting Lender, the Final Maturity Date, and (b) with respect to each Sixth Amendment Non-Consenting Lender, the Original Maturity Date.

“Original Maturity Date” means the fifth anniversary of the Fifth Amendment Effective Date; provided, however, that, if such date is not a Business Day, then the Original Maturity Date shall be the immediately preceding Business Day.

(c)           Section 1.6 of the Credit Agreement is hereby amended by deleting the first sentence therein.

(d)           Section 2.15(e) of the Credit Agreement is hereby amended and restated in its entirety as follows:

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(e)       Inadequacy or Indeterminacy. Unless and until a Replacement Rate is implemented in accordance with clause (h) below, if, on or prior to the first day of any Interest Period, (y) the Administrative Agent shall have determined in good faith that adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate for such Interest Period or (z) the Administrative Agent shall have received written notice from the Required Lenders of their determination in good faith that the rate of interest referred to in the definition of “LIBOR Rate” upon the basis of which the Adjusted LIBOR Rate for LIBOR Loans for such Interest Period is to be determined will not adequately and fairly reflect the cost to such Lenders of making or maintaining LIBOR Loans during such Interest Period, the Administrative Agent will forthwith so notify the Borrower and the Lenders. Upon such notice, (i) all then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Periods applicable thereto (unless then repaid in full), be converted into Base Rate Loans, (ii) the obligation of the Lenders to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to the Borrowing to which such Interest Period applies), and (iii) any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall be deemed to be a request for Base Rate Loans, in each case until the Administrative Agent or the Required Lenders, as the case may be, shall have determined that the circumstances giving rise to such suspension no longer exist (and the Required Lenders, if making such determination, shall have so notified the Administrative Agent), and the Administrative Agent shall have so notified the Borrower and the Lenders.

(e)           New Section 2.15(h) is hereby inserted into the Credit Agreement immediately following Section 2.15(g) of the Credit Agreement:

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(h)       Alternative Rate of Interest. Notwithstanding anything to the contrary in Section 2.15(e), if the Administrative Agent and the Borrower have made the determination that (i) the circumstances described in Section 2.15(e)(y) have arisen and that such circumstances are unlikely to be temporary, (ii) any applicable interest rate specified herein is no longer a widely recognized benchmark rate for newly originated loans in the U.S. syndicated loan market in the applicable Currency or (iii) the applicable supervisor or administrator (if any) of any applicable interest rate specified herein or any Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which any applicable interest rate specified herein shall no longer be used for determining interest rates for loans in the U.S. syndicated loan market in the applicable Currency (such specific date, the “Scheduled Unavailability Date”), then the Administrative Agent and the Borrower may amend this Agreement to establish a replacement interest rate that gives due consideration to the then prevailing market convention for determining a benchmark reference rate for syndicated loans in the United States at such time (the “Replacement Rate”), in which case, the Replacement Rate shall, subject to the next two sentences, replace such applicable interest rate for all purposes under the Credit Documents unless and until (A) an event described in Section 2.15(e)(y), (h)(i), (h)(ii) or (h)(iii) occurs with respect to the Replacement Rate or (B) the Administrative Agent (at the direction of the Required Lenders) notifies the Borrower that the Replacement Rate does not adequately and fairly reflect the cost to the Lenders of funding the Loans bearing interest at the Replacement Rate. In connection with the establishment and application of the Replacement Rate, this Agreement and the other Credit Documents shall be amended solely with the consent of the Administrative Agent and the Borrower, as may be necessary or appropriate, in the opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.15(h), including, without limitation and as applicable, any proposed conforming changes to the definition of “Base Rate,” “LIBOR Market Index Rate,” “Interest Period,” timing and frequency of determining rates and making payments of interest and other matters as may be appropriate, as agreed between the Administrative Agent and the Borrower, to reflect the adoption of such Replacement Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such Replacement Rate yet exists, in such other manner of administration as the Administrative Agent determines with the consent of the Borrower). Notwithstanding anything to the contrary in this Agreement or the other Credit Documents, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the delivery of such amendment to the Lenders, written notices from such Lenders that in the aggregate constitute Required Lenders, with each such notice stating that such Lender objects to such amendment (which such notice shall note with specificity the particular provisions of the amendment to which such Lender objects, it being understood that the Required Lenders need not specify identical objectionable provisions of the amendment in order to constitute effective notice). If no Replacement Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (A) the obligation of the Lenders to make or maintain LIBOR Rate Loans shall be suspended (to the extent of the affected LIBOR Rate Loans or Interest Periods), (B) the LIBOR Rate component shall no longer be utilized in determining the Base Rate and (C) each outstanding LIBOR Rate Loan will automatically, on the last day of the then existing Interest Period therefor, be prepaid by the Borrower or be automatically converted into a Base Rate Loan at the Borrower’s option. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Rate Loans (to the extent of the affected LIBOR Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (B)) in the amount specified therein.

(f)           Section 5.2(c) of the Credit Agreement is hereby amended by (i) deleting the word “and” from the end of clause (iii) therein; (ii) redesignating clause (iv) therein as clause (v); and (iii) inserting the following as a new clause (iv) therein:

(iv)       any change in the information provided in any Beneficial Ownership Certification previously delivered by the Borrower that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification, if applicable (it being understood that disclosure of any such change in the Borrower’s SEC filings shall be deemed to satisfy the requirements of this Section 5.2(c)(iv)); and

(g)           The Commitment Schedule set forth on Schedule 1.1(a) (Commitments and Notice Addresses) of the Credit Agreement is hereby amended and restated in its entirety as follows:

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	Multicurrency	Dollar
Lender	Commitment	Commitment

Wells Fargo Bank, National Association	$300,000,000	--
Bank of America, N.A.	$300,000,000	--
MUFG Bank, Ltd. (formerly known as The Bank of Tokyo Mitsubishi UFJ, Ltd.)	$300,000,000	--
Bank of China, New York Branch	--	$300,000,000
Bank of Montreal	$225,000,000	--
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$225,000,000	--
Fifth Third Bank	$225,000,000	--
Industrial and Commercial Bank of China Ltd., New York Branch	$225,000,000
Mizuho Bank, Ltd.	$225,000,000
PNC Bank, National Association	$225,000,000
Citibank, N.A.	$150,000,000	--
Credit Suisse AG, Cayman Islands Branch	$150,000,000	--
JPMorgan Chase Bank, N.A.	$150,000,000	--
Morgan Stanley Bank, N.A.	$150,000,000	--
Societe Generale	$150,000,000	--
Goldman Sachs Bank USA	$100,000,000	--
Total	$3,100,000,000	$300,000,000

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ARTICLE II

CONDITIONS OF EFFECTIVENESS

2.1           The amendments set forth in ARTICLE I shall become effective as of the date (the “Sixth Amendment Effective Date”) when, and only when, each of the following conditions precedent shall have been satisfied:

(a)            The Administrative Agent shall have received an executed counterpart of this Amendment from each of the Borrower and Lenders constituting the Required Lenders.

(b)           The Borrower shall have paid to (i) Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, the Administrative Agent and the Lenders any fees required under the Engagement Letter (as defined below) to be paid to each of them, in the amounts due and payable on the Sixth Amendment Effective Date as required by the terms thereof, and (ii) MUFG Bank, Ltd. (formerly known as The Bank of Tokyo Mitsubishi UFJ, Ltd.) the fee required under that certain fee letter between the Borrower and MUFG Bank, Ltd., in connection with its appointment as a joint bookrunner and joint lead arranger in respect of the Amendment, in the amount due and payable on the Sixth Amendment Effective Date as required by the terms thereof. The “Engagement Letter” means that certain letter from Wells Fargo, Wells Fargo Securities, LLC, BofA and Merrill Lynch, Pierce, Fenner & Smith Incorporated, to the Borrower, dated July 18, 2018, relating to certain fees payable by the Borrower in respect of the transactions contemplated by this Amendment.

(c)           At least three Business Days prior to the Sixth Amendment Effective Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall deliver to each Lender requesting the same in writing at least ten Business Days prior to the Sixth Amendment Effective Date a Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Amendment, the condition set forth in this Section 2.1(c) shall be deemed to be satisfied).

(d)           The Borrower shall have delivered to the Administrative Agent a certificate, signed by a Responsible Officer of the Borrower, certifying as to the matters set forth in ARTICLE III hereof.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents and warrants, on and as of the Sixth Amendment Effective Date, that (i) the representations and warranties contained in the Credit Agreement (except the representation set forth in Section 4.8 thereof with respect to clauses (i) and (ii) of the definition of “Material Adverse Effect” only) and the other Credit Documents qualified as to materiality are true and correct and those not so qualified are true and correct in all material respects, both immediately before and after giving effect to this Amendment (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct (if qualified as to materiality) or true and correct in all material respects (if not so qualified), in each case only on and as of such specific date), (ii) this Amendment has been duly authorized, executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by general equitable principles or by principles of good faith and fair dealing (regardless of whether enforcement is sought in equity or at law), (iii) no Default or Event of Default shall have occurred and be continuing on the Sixth Amendment Effective Date, both immediately before and immediately after giving effect to this Amendment and the amendments contemplated hereby and (iv) to the best knowledge of the Borrower, the information included in any Beneficial Ownership Certification required to be delivered pursuant to Section 2.1(c) is true and correct in all respects.

ARTICLE IV

ACKNOWLEDGEMENT AND CONFIRMATION

Each party to this Amendment hereby confirms and agrees that, after giving effect to this Amendment and the amendments contemplated hereby, and except as expressly modified hereby, the Credit Agreement and the other Credit Documents to which it is a party remain in full force and effect and enforceable against such party in accordance with their respective terms and shall not be discharged, diminished, limited or otherwise affected in any respect.

ARTICLE V

MISCELLANEOUS

5.1           Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).

5.2           Credit Document. As used in the Credit Agreement, “hereinafter,” “hereto,” “hereof,” and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement after amendment by this Amendment. Any reference to the Credit Agreement or any of the other Credit Documents herein or in any such documents shall refer to the Credit Agreement and the other Credit Documents as amended hereby. This Amendment is limited to the matters expressly set forth herein, and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein. This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

5.3           Expenses. The Borrower shall pay all reasonable and documented out-of-pocket fees and expenses of counsel to the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment.

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5.4           Severability. To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

5.5           Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

5.6           Construction. The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

5.7           Counterparts; Integration. This Amendment may be executed and delivered via facsimile or electronic mail with the same force and effect as if an original were executed and may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument. This Amendment constitutes the entire contract among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

5.8           Exiting Lender. Each of the parties hereto acknowledges and agrees that as of the Sixth Amendment Effective Date, Compass Bank (the “Exiting Lender”) shall cease to be a party to the Credit Agreement, shall no longer be a “Lender” and shall not have a Commitment, but shall continue to be entitled to the benefits of Sections 2.15(a), 2.15(b), 2.16, 2.17 and 10.1 of the Credit Agreement solely with respect to facts and circumstances occurring prior to the Sixth Amendment Effective Date. From and after the Sixth Amendment Effective Date, the Administrative Agent shall make all payments in respect of the Exiting Lender’s Commitment that existed prior to the Sixth Amendment Effective Date (including payments of principal, interest, fees and other amounts) to the Exiting Lender solely for amounts which have accrued prior to but excluding the Sixth Amendment Effective Date.

5.9           New Lender.

(a)           Each of the parties hereto acknowledges and agrees that as of the Sixth Amendment Effective Date, Banco Bilbao Vizcaya Argentaria, S.A. New York Branch (the “New Lender”) shall be a party to and a “Lender” under the Credit Agreement as if originally named therein as a party with a Commitment as set forth on Schedule 1.1(a) of the Credit Agreement as amended by this Amendment and shall be bound by all of the terms and provisions applicable to Lenders under the Credit Agreement as amended by this Amendment.

(b)           The New Lender shall deliver to the Administrative Agent cash in an amount equal to such New Lender’s pro rata share of the aggregate Loans outstanding on the Sixth Amendment Effective Date, if any.

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(c)           The New Lender (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (B) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to provide a Commitment and to become a Lender and (C) it is not an Ineligible Assignee, (ii) confirms that it has received a copy of the Credit Agreement, as amended hereby, together with copies of the most recent financial statements referred to in Section 4.9 thereof or delivered pursuant to Section 5.1 thereof and such other documents and information as it has deemed appropriate to make it owns credit analysis and decision to enter into the Credit Agreement as amended by the Sixth Amendment, (iii) will independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as delegated to the Administrative Agent, by the terms thereof, together with such powers as are reasonably incidental thereto and (v) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

INTERCONTINENTAL EXCHANGE, INC.

By:	/s/ Martin Hunter
Name:	Martin Hunter
Title:	SVP, Tax and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent, the Multicurrency Agent, an Issuing Lender, a Swingline Lender and a Lender

By:	/s/ Jocelyn Boll
Name:	Jocelyn Boll
Title:	Managing Director

BANK OF AMERICA, N.A., as the Backup Administrative Agent, a Swingline Lender and a Lender

By:	/s/ Sherman Wong
Name:	Sherman Wong
Title:	Director

MUFG BANK, LTD., as a Lender

By:	/s/ Oscar D. Cortez
Name:	Oscar D. Cortez
Title:	Director

SIGNATURE PAGE TO

SIXTH AMENDMENT TO CREDIT AGREEMENT

BANK OF CHINA, NEW YORK BRANCH, as a Lender

By:	/s/ Chen Xu
Name:	Chen Xu
Title:	President & CEO, USA

BANK OF MONTREAL, as a Lender

By:	/s/ Scott M. Ferris
Name:	Scott M. Ferris
Title:	Managing Director

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, as a Lender

By:	/s/ Cara Younger
Name:	Cara Younger
Title:	Director

By:	/s/ Miriam Trautmann
Name:	Miriam Trautmann
Title:	Senior Vice President

FIFTH THIRD BANK, as a Lender

By:	/s/ Jonathan H. James
Name:	Jonathan H. James
Title:	Managing Director

SIGNATURE PAGE TO

SIXTH AMENDMENT TO CREDIT AGREEMENT

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH, as a Lender

By:	/s/ Shelly Yan
Name:	Letian Yan
Title:	Assistant Vice President

By:	/s/ Jeffrey Roth
Name:	Jeffrey Roth
Title:	Executive Director

MIZUHO BANK, LTD., as a Lender

By:	/s/ Donna DeMagistris
Name:	Donna DeMagistris
Title:	Authorized Signatory

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Tate Sisk
Name:	Tate Sisk
Title:	Assistant Vice President

CITIBANK, N.A., as a Lender

By:	/s/ Marina Donskaya
Name:	Marina Donskaya
Title:	Vice President

SIGNATURE PAGE TO

SIXTH AMENDMENT TO CREDIT AGREEMENT

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Doreen Barr
Name:	Doreen Barr
Title:	Authorized Signatory

By:	/s/ Komal Shah
Name:	Komal Shah
Title:	Authorized Signatory

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Leo Lai
Name:	Leo Lai
Title:	Executive Director

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

SOCIETE GENERALE, as a Lender

By:	/s/ Richard Bernal
Name:	Richard Bernal
Title:	Managing Director

SIGNATURE PAGE TO

SIXTH AMENDMENT TO CREDIT AGREEMENT

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Ryan Durkin
Name:	Ryan Durkin
Title:	Authorized Signatory

COMPASS BANK, as Exiting Lender

By:	/s/ Susana Campuzano
Name:	Susana Campuzano
Title:	Senior Vice President

SIGNATURE PAGE TO

SIXTH AMENDMENT TO CREDIT AGREEMENT